Exhibit 10.1

FOR IMMEDIATE RELEASE

CONTACTS:
Joel Bennett	Anne-Marie Feliciano
JAKKS Pacific, Inc.	JAKKS Pacific, Inc.
(310) 455-6210	(310) 455-6245

JAKKS Pacific® Announces Acquisition of Maui Toys

JAKKS adds popular Wave Hoop®, Sky Ball™ and other toys to enhance portfolio

MALIBU, Calif., July 26, 2012 -- JAKKS Pacific, Inc. (NASDAQ:JAKK) announced today that it has acquired Ohio-based Maui, Inc. (“Maui”), a manufacturer and distributor of spring and summer activity toys, outdoor sports related toys, impulse toys including the popular Wave Hoop® and Sky Ball™ products under the Maui Toys brand.

JAKKS Pacific has acquired all of the shares of stock of Maui, a 24-year-old, privately held company, and its Hong Kong based affiliate A.S. Design Limited.  The business is comprised of proprietary non-licensed brands that are complementary to JAKKS Pacific’s wide-ranging product portfolio.

Stephen Berman, CEO and President, JAKKS Pacific, Inc. stated, “The Maui Toys acquisition complements our growing portfolio of non-licensed, proprietary brands. We expect that it will enhance our product portfolio, diversify our distribution, and offer great products to our consumers around the world. We anticipate expanding the Maui Toys product line through our strong distribution channels in key international markets.”

“We look forward to joining the Jakks Pacific family and having the support of such a dynamic consumer products company,” said Brian Kessler, CEO, Maui. “With Jakks’ strength at retail globally, innovative leadership, superior business practices and depth of creative products, we are confident we will successfully grow our business at retail.”

The Company expects that the Maui acquisition will be accretive to earnings in 2013. The determination of the impact to 2012 is subject to completion of the purchase price allocation for 2012 which has not yet been completed.

For more information on Maui Toys, please visit www.mauitoys.com.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer and marketer of toys and consumer products with a wide range of products that feature popular brands and children's toy licenses.  JAKKS’ diverse portfolio includes Action Figures, Electronics, Dolls, Dress-Up, Role Play, Halloween Costumes, Kids Furniture, Vehicles, Plush, Art Activity Kits, Seasonal Products, Infant/Pre-School, Construction Toys, Ride-On Vehicles, Wagons, Inflatable Environments and Tents, and Pet Toys sold under various proprietary brands including JAKKS Pacific®, Creative Designs International™, Road Champs®, Funnoodle®, JAKKS Pets™, Plug It In & Play TV Games™, Kids Only!™, Tollytots®, Disguise® and Moose Mountain®. JAKKS is an award-winning licensee of several hundred nationally and internationally known trademarks including Nickelodeon®, Warner Bros.®, Ultimate Fighting Championship®, Hello Kitty®, Graco®, Cabbage Patch Kids® and Pokémon®. JAKKS’ Monsuno™ toy line is based on the new Monsuno™ animated television series. www.jakks.com

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The forward-looking statements contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release. © 2011 JAKKS Pacific, Inc. All rights reserved.